EXHIBIT 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Sequans Communications S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, nominal value €0.01 per share(1)
	–Reserved for future issuance under the Registrant’s Director Warrants Issuance Agreement, dated June 30, 2025	Other	2,520,000(3)	$0.15(4)	$378,000	0.0001531	$57.87
	–for future issuance under the Registrant’s Director Warrants Issuance Agreement, dated June 28, 2024	Other	2,520,000(5)	$0.13(6)	$327,600	0.0001531	$50.16
	–for future issuance under the Registrant’s Director Warrants Issuance Agreement, dated June 27, 2023	Other	1,260,000(7)	$0.54(8)	$680,400	0.0001531	$104.17
	–Reserved for future issuance under the Registrant’s Restricted Share Award Plan 2025 and Partner Warrants Plan 2025	Other	12,000,000(9)	$0.21 (10)	$2,520,000	0.0001531	$385.81
	–Reserved for future issuance under the Registrant’s Partner Warrants Plan 2024	Other	580,880(11)	$0.26(12)	$151,029	0.0001531	$23.12
	–Reserved for future issuance under the Registrant’s Partner Warrants Plan 2023-1	Other	420,032(13)	$0.18(14)	$75,606	0.0001531	$11.58
Total Offering Amounts					$4,132,635.00		$632.71

Total Fee Offsets
Net Fee Due	$632.71

(1) These shares may be represented by the American Depositary Shares (“ADSs”) of Sequans Communications S.A. (the “Registrant”). Each ADS represents ten ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to separate Registration Statements on Form F-6 (File No. 333-173002 and File No. 333-224589, as amended and supplemented)
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional ordinary shares, €0.01 par value, which become issuable under the Registrant’s Restricted Share Award Plans, Director Warrants Issuance Agreements or Partner Warrants Issuance Agreements by reason of any share dividend, share split, reverse share split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or any other similar capital adjustment or transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.
(3) Amount registered represents 2,520,000 ordinary shares issuable under outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 30, 2025.
(4) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $0.15 per ordinary share represents the $0.147 exercise price for each ordinary share subject to outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 30, 2025, rounded up to the nearest whole cent
(5) Amount registered represents 2,520,000 ordinary shares issuable under outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 28, 2024
(6) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $0.13 per ordinary share represents the $0.125 exercise price for each ordinary share subject to outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 28, 2024, rounded up to the nearest whole cent
(7) Amount registered represents 1,260,000 ordinary shares issuable under outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 27, 202
(8) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $0.54 per ordinary share represents the $0.5375 exercise price for each ordinary share subject to outstanding warrants issued under the Registrant’s Director Warrants Issuance Agreement, dated June 27, 2023, rounded up to the nearest whole cent
(9) Amount registered represents 12,000,000 ordinary shares issuable under the Registrant’s Restricted Share Award Plan 2025 and Partner Warrants Plan 2025
(10) Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $0.21 per ordinary share, which represents the average of the high and low prices of the Registrant’s ADSs reported on the New York Stock Exchange for July 25, 2025, or $2.045, divided by ten, which is the number of ordinary shares represented by each ADS, rounded up to the nearest whole cent
(11) Amount registered represents 580,880 ordinary shares issuable under the Registrant’s Partner Warrants Plan 2024
(12) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $0.26 per ordinary share represents the $0.26 exercise price for each ordinary share subject to outstanding warrants issued under the Registrant’s Partner Warrants Plan 2024
(13) Amount registered represents 420,032 ordinary shares issuable under the Registrant’s Partner Warrants Plan 2023-1
(14) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $0.18 per ordinary share represents the $0.18 exercise price for each ordinary share subject to outstanding warrants issued under the Registrant’s Partner Warrants Plan 2023-1